                                     EXHIBIT 10.7

EMPLOYMENT AGREEMENT                                                      PAGE 1
MEDFORD CLINIC & JON D. NESS


                                 EMPLOYMENT AGREEMENT

This agreement, made and entered into as of the 22 day of June, 1995 between Medford Clinic, P.C., hereinafter referred to as "employer", and Jon D.Ness, hereinafter referred to as "Employee",


                                       WITNESS:

    WHEREAS, Employer is a Oregon professional corporation rendering medical services in the State of Oregon; and

    WHEREAS, Employer desires to employ
Employee as its Executive Director upon the terms and conditions hereinafter set forth, and Employee desires to accept such employment,

    NOW, THEREFORE, Employer and Employee agree as follows:

    1. EMPLOYMENT AND DUTY: Employer hereby employs Employee and Employee hereby accepts employment as Executive Director of Medford Clinic, P.C.. Employee agrees to devote his full time and attention to his duties as Executive Director for Employer. Any outside consulting or other employment utilizing the professional skills of Employee must be pre-approved by the Board of Directors and in no case will be done on Employer's time or utilizing Employer's other employees or resources. Employee's duties shall include, but not be limited to, the planning, coordinating, and administering of policies, procedures, growth and development relating to all aspects of finance, business, labor and medical clinic operations for Medford Clinic, P.C., in consultation with and under the direction of Employer's Board of Directors. Attachment "A" represents a more detailed job description of Employer's duties.

    2. COMPENSATION: Employer shall pay Employee a salary of $140,000 per annum payable on a biweekly basis. Periodic evaluation, no less than annually, by the Board of Directors will determine subsequent compensation adjustments and incentive criteria.

EMPLOYMENT AGREEMENT                                                      PAGE 2
MEDFORD CLINIC & JON D. NESS

    3. EXPENSES: Employer shall pay Employee's job related expenses as reported to and approved by the Board of Directors. In addition to such expenses, Employer shall reimburse Employee reasonable expenses for attending two (2) professional and educational meetings per annum for the purpose of maintaining or improving Employee's skills as an Executive Director. Employee is responsible for reporting such expenses to the Board during annual evaluation. Employer shall pay Employee's dues and expenses of membership in civic groups as approved by the Board.

    4. OTHER BENEFITS: During the term of this Agreement, in addition to Employee's monthly compensation, Employer shall provide Employee with the following:

    A. Employer shall provide health insurance to employee and his immediate family of the same type and on the same terms as employer's physician employees.

    B. Employer shall provide Employee with long-term disability insurance of the same type and on the same terms as employer's physician employees.

    C. At such time as Employee becomes eligible to participate in any pension or profit sharing plans that Employer maintains for its other employees, Employer shall contribute to such plans for Employee such amounts as are required for eligible employees under said plans.

    D. Employer shall provide Employee with $100,000 term life insurance policy.

    E. Employee is eligible for all other benefits on the same terms as other employees of Medford Clinic. Extended sick time will accrue to a maximum of 170 hours.

    5. INCENTIVE COMPENSATION: In addition to salary, Employer will pay Employee an equal amount that annualized average FTE shareholder income exceeds $140,000 in the first 12 months of employee's employment. Incentive compensation is void in case of death or disability and employee will forfeit if the non competition agreement (section 10) is violated.

    6. PAID TIME OFF (PTO): In lieu of sick leave, holidays, and vacation, employee will accrue 1.154 days of PTO per pay period to a maximum of 30 days per year. Paid time off will accumulate from year to year to a maximum of 480 hours.

EMPLOYMENT AGREEMENT                                                      PAGE 3
MEDFORD CLINIC & JON D. NESS

If Employee is eligible for severance pay (per section 7), the amount of PTO due employee will reduce the severance pay by the amount of PTO paid.

    7. TERM OF EMPLOYMENT: Employee's term of employment hereunder shall commence on August 14, 1995 and shall continue thereafter until terminated as provided herein. Either party may terminate this Agreement for any reason and without cause upon sixty (60) days written notice to the other party. Upon termination of Employee's employment, Employee shall be entitled to receive any compensation accrued, including compensation for accrued but unused PTO, as of the date of termination. Additionally, if Employee involuntarily terminates without cause during the first eighteen (18) months of this agreement, Employee shall be entitled to twelve (12) months severance pay (minus PTO due Employee per section 6). If Employee involuntarily terminates without cause after eighteen (18) months of employment, Employee shall be entitled to six (6) months severance pay (minus PTO due Employee per section 6). If Employee is terminated for willful misconduct, as determined by Employer, Employee is not eligible for severance pay. If Employer's obligation to Employee for the term of severance pay above are not already satisfied, the obligation will cease on the first date of Employee's full time employment by another employer.

    8. MOVING EXPENSES: Employer shall pay reasonable costs, not to exceed $10,000, for shipping Employee's typical household belongings to Medford from his present place of residence. Employer reserves the right to make such shipping arrangements.

    9. MEDICAL EXAMINATION: Medford Clinic policy requires a periodic health examination of Executive Director and physician employees. The examination may be provided by the personal physician of employee's choice.

    10. NON-COMPETITION AGREEMENT: As inducement for Employer to hire Employee, Employee agrees that upon termination of this agreement for any reason, Employee shall not take a job in medical management for another employer, nor act in any capacity in health care consulting, in Jackson or Josephine County, Oregon for a period of eighteen (18) months without consent of Employer. Employee must give ten (10) days notice to Employer before accepting new employment so that Employer may determine whether such new employment violates the terms of this agreement.

EMPLOYMENT AGREEMENT                                                      PAGE 4
MEDFORD CLINIC &  JON D. NESS

    11. CONFIDENTIALITY: Employee has fiduciary responsibility to Employer and will not use or reveal fiduciary information that could harm Employer. Employee understands and agrees that all of Employer's records are strictly confidential and Employee shall maintain the confidentiality of all such records during the term of this Agreement and thereafter. All memos, documents, business plans and other papers created by Employee during the term of his employment are the property of Employer and will be turned over to Employer at the termination of employment.

    12. NOTICES: All notices required or permitted to be given under this Agreement shall be given by certified mail, return receipt requested, to the parties at the following addresses or to such other addresses as either may designate in writing to the other party:

         Employer:                     Medford Clinic, P.C.
                                       555 Black Oak Dr.
                                       Medford, OR 97504

         Employee:                     Jon D. Ness
                                       2707 Hoover Ave.
                                       Billings, MT 59102

    13. WAIVER OF BREACH: The waiver by either party of the breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by either party. No waiver or modification of this agreement shall be valid unless in writing and signed by both parties.

    14. SUCCESSION: This Agreement shall inure to the benefit of, and be binding upon the parties, their successor, heirs, personal representatives and assigns.

    15. ARBITRATION: Any disputes arising out of interpretation or application of this Agreement or any employment relationships shall be settled by one arbitrator under the Commercial Arbitration Rules of the American Arbitration Association. The cost of the arbitrator shall be shared equally by the parties. The decision of the arbitrator shall be final and binding upon the parties.

EMPLOYMENT AGREEMENT                                                      PAGE 5
MEDFORD CLINIC &  JON D. NESS

    16. ATTORNEYS' FEES: If any legal proceedings, including arbitration, shall be instituted to enforce or interpret this Agreement, the prevailing party shall be entitled to recover from the losing party such sums as the court or arbitrator may adjudge reasonable for attorneys' fees in such legal or arbitration proceedings, including attorneys' fees on appeal.

    17. GOVERNING LAW: This Agreement is drawn to be effective in and shall be construed in accordance with the laws of the State of Oregon.

    18. ASSIGNMENT OF CONTRACT: This contract is not assignable by Employee to any other individual.

    19. ENTIRE AGREEMENT: This Agreement constitutes the entire understanding and agreement between the parties, and no amendment or variation of the terms of this Agreement shall be valid unless made in writing and signed by Employee and a duly authorized representative of Employer.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement the date first herein above mentioned.


Medford Clinic, P.C.


by  /s/ B. Van Zee, M.D.                            /s/ Jon Ness
    ---------------------------                     ----------------
Bruce E. Van Zee, M.D.                             "Employee"
President